Exhibit 10.3

RESTRICTIVE COVENANT AGREEMENT

This Restrictive Covenant Agreement (as amended, restated, supplemented or modified from time to time, the “Agreement”), dated as of May 15, 2023, is entered into by and between Going International Holding Company Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands ( the “Company”), and Mr. Chao Wu (the “Shareholder”).

RECITALS

WHEREAS, as of the date hereof, the Shareholder holds 99% of the issued and outstanding ordinary shares of the Company;

WHEREAS, as of the date hereof, the Shareholder holds 100 % of the issued and outstanding ordinary shares of Going International (HK) Financial Group Limited, a limited liability company incorporated in Hong Kong (“Going Financial”) and 99% of the issued and outstanding ordinary shares of Shenzhen Quantitative Cloud Consulting Co., Ltd., a limited liability company incorporated in the People’s Republic of China (“Shenzhen Quantitative”);

WHEREAS, the Company will seek an initial public offering (the “IPO”) pursuant to the registration statement on Form F-1 confidentially submitted for review and comment by the SEC under the U.S. Securities Act of 1933, as amended, to be filed publicly with the SEC via its EDGAR system (the date of such public filing, the “Public Filing Date”) following the substantial completion of such review and comment and as financial market conditions permit (as so filed, and as amended thereafter from time to time, the “IPO Registration Statement”); and

WHEREAS, Shareholder is willing to enter into this Agreement in connection with the IPO to protect the interests of the Company.

NOW, THEREFORE, in consideration of the mutual agreements, covenants, and provisions contained in this Agreement, the parties, intending to be legally bound, agree as follows:

1. Definitions. For purposes of this Agreement:

a) “Business” means (i) cloud-based SaaS and PaaS solutions, and financial IT solutions and (ii) any business activity known to Shareholder that is competitive with the current or demonstrably planned, business activities of the Company and its subsidiaries.

b) Competitive Business” means any Person performing, distributing, manufacturing, producing, marketing, selling, offering to sell, or otherwise involved in a business consisting of, the activities, products or services which are competitive with the Business.

c) “Controlled Affiliate” means Shareholder’s controlled affiliates (including any Person that becomes a controlled affiliate of Shareholder after the date hereof, but excluding the Company and its subsidiaries), including Going Financial and Shenzhen Quantitative. For this purpose, “controlled” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

d) “Group Entity” or “Group Entities” means, individually or collectively the Company and its subsidiaries.

e) “Immediate Family Member” means a spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters- in-law and brothers- and sisters-in-law, and anyone residing in the individual’s home.

f) “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity, or any department, agency, or political subdivision thereof.

g) “Restrictive Period” means the period beginning upon the completion of the IPO and ending on the later of: (a) the date that is two years after the first date upon which Shareholder, his Controlled Affiliates and his Immediate Family Members cease to beneficially own (as determined pursuant to Rule 13d-3 under the Unites States Securities Exchange Act of 1934), in the aggregate at least twenty percent (20%) of the then outstanding ordinary shares of the Company; and (b) the fifth anniversary of the date of the completion of the IPO.

h) “SEC” means the U.S. Securities and Exchange Commission.

i) “Securities” means any class or series of capital stock or evidences of indebtedness, shares, equity interests (including membership and partnership interests), rights, options, warrants or other securities directly or indirectly convertible into or exchangeable for common stock, preferred stock, equity interests or other types of securities or capital stock.

2. Non-Competition; Non-Investment. Shareholder agrees that, during the Restrictive Period, Shareholder will not, and shall cause each Controlled Affiliate not to, directly or indirectly:

(a) engage in, including serving as a principal, employee, advisor, representative, consultant or other agent with respect to, or otherwise be involved in any capacity with, or assist any other Person with, a Competitive Business;

(b)  acquire beneficial ownership or voting control of any class of Securities of, or, provide any loan or financial assistance (including any equity or debt financing) to any Person that, as of the time of the applicable acquisition, loan or financial assistance, is, or, to the actual knowledge of Shareholder, is reasonably expected to be, engaged in a Competitive Business; provided, that the foregoing provisions of this Section 2(b) will not prohibit Shareholder or any Controlled Affiliate from owning solely as a passive investment not in excess of five percent (5%) in the aggregate of any class of capital stock of any corporation if such stock is publicly traded and listed on any internationally recognized exchange, regardless of whether or not such corporation is engaging in a Competitive Business;

3.  Employee Non-Solicitation; No-Hire. Shareholder agrees that, during the Restricted Period, Shareholder will not, and shall cause each Controlled Affiliate not to, directly or indirectly, individually or as a consultant, or employee, officer, director, manager, stockholder, partner, member, investor or other owner or participant in any Person, solicit or hire any active employees of or individuals providing consulting services to any member of the Group Entities, or any former employees of or individuals providing consulting services to any member of the Group Entities within six months of the termination of their employment with or consulting to the member of the Group Entities, without the Company’s consent; provided, however, that it shall not be a violation of this Section 3 if an individual responds to a generalized employment search not targeted at such individual; provided that following such response, Shareholder shall be subject to, and shall comply with, the restrictions in this Section 3, including refraining from soliciting or hiring such individual.

4. Remedies. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached or threatened to be breached and that an award of money damages would be inadequate in such event. Accordingly, it is acknowledged that, the parties hereto shall be entitled to seek equitable relief, without proof of actual damages, including seeking an injunction or injunctions or order for specific performance to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in addition to any other remedy to which they are entitled at law or in equity as a remedy for any such breach or threatened breach. This Section 4 shall not, however, be construed as a waiver of any of the rights which the Company or any other Group Entity may have for damages or otherwise.

5.  Severability. If any provision of the Agreement or the application thereof is held invalid, the invalidity shall not affect other provisions or applications of the Agreement which can be given effect without the invalid provisions or applications and to this end the provisions of the Agreement are declared to be severable.

6. Notices. All notices, requests, demands and other communications required or permitted under the Agreement shall be in writing and shall be deemed to have been duly given and made if (i) delivered by hand, (ii) otherwise delivered against receipt therefor, (iii) sent by a recognized courier with next-day or second-day delivery to the last known address of the other party; or (iv) sent by e-mail with confirmation of receipt.

7. Amendment; Waiver. This Agreement may not be amended, supplemented or modified except by an instrument in writing signed on behalf of the parties. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective, unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.

8. Assignment and Successors. The Company may assign this Agreement or any of its rights and duties hereunder, without Shareholder’s consent, to any subsidiary or any Person which acquires all or substantially all of the capital stock, assets or business of the Company or any of the Group Entities. This Agreement is personal to Shareholder and may not be assigned by Shareholder and any such assignment shall be void. Subject to the foregoing, this Agreement binds and benefits the parties, Shareholder’s legal representatives, administrators, executors, heirs and permitted assigns, and the Company’s successors and assigns.

9. Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and shall supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof.

10. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

11. Tolling of Periods. Any applicable period of time during which any covenant or agreement in this Agreement is in effect shall be tolled during any period of breach of such covenant or agreement by the party obligated to perform or observe such covenant or agreement.

12. Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the People’s Republic of China (“PRC”). All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any PRC court and the parties hereto hereby consent to the jurisdiction of such courts in any such action or proceeding; provided, however, that neither party shall commence any such action or proceeding unless prior thereto the parties have in good faith attempted to resolve the claim, dispute or cause of action which is the subject of such action or proceeding through mediation by an independent third party.

13. Miscellaneous. The terms and conditions of this Agreement shall apply for the benefit of the Company and/or any other Group Entity if and so long as it’s a subsidiary of the Company, if applicable, and each Group Entity shall be an intended third party beneficiary of this Agreement.

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IN WITNESS WHEREOF, the Agreement has been executed as of the date first written above.

COMPANY:	Going International Holding Company Limited
a Cayman Islands exempted company

	By:	/s/ Chao Wu
	Name:	Chao Wu
	Title:	Director and CEO

SHAREHOLDER:	/s/ Chao Wu
	Name:	Chao Wu
Address:

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